UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2022
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	001-35305		45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

2503 S. Hanley Road	St. Louis	Missouri	63144
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	POST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.
On August 9, 2022, Post Holdings, Inc. (the “Company”) announced the pricing of its previously announced convertible senior notes offering (the “Offering”). The Company priced $500.0 million in aggregate principal amount of 2.50% convertible senior notes maturing in 2027 at par (the “Notes”). The $500.0 million in aggregate principal amount of the Notes represented an increase from the original offering size of $400.0 million. In addition, the Company has granted the initial purchasers of the Notes an option to purchase, for settlement within a period of 13 days beginning on, and including, the date the Notes are first issued, up to an additional $75.0 million in aggregate principal amount of the Notes. The issuance and sale of the Notes are expected to settle on August 12, 2022, subject to customary closing conditions.
Proceeds net of discounts, fees and expenses from the Offering are expected to be approximately $486.2 million, or approximately $559.3 million if the initial purchasers exercise their option to purchase additional Notes in full. The Company intends to use a portion of the net proceeds from the Offering to repurchase approximately $100.0 million of shares of its common stock concurrently with the Offering in privately negotiated transactions effected through one or more of the initial purchasers of the Notes (or an affiliate thereof), as the Company’s agent, and to pay the fees and expenses associated with the repurchase. The Company intends to use the remainder of the net proceeds for general corporate purposes, which could include, among other things, acquisitions, retiring or repayment of existing debt, capital expenditures and working capital.
The Notes will be unsecured, senior obligations of the Company and will be guaranteed on the issue date by the Company’s subsidiaries that guarantee the Company’s existing senior notes.
The Notes and the related subsidiary guarantees were offered to persons reasonably believed to be qualified institutional buyers in an offering exempt from registration pursuant to Rule 144A under the Securities Act of 1933, as amended.
A copy of the press release issued in connection with the pricing of the Offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 9, 2022
104	Cover Page Interactive Data File (the cover page iXBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2022	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	EVP, General Counsel & Chief Administrative Officer, Secretary

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